Exhibit 10.2

March 21, 2025

Jeremy Kinch

Dear Jeremy:

We are pleased to provide the following terms for your promotion to Executive Vice President and Chief Operating Officer with Primoris Services Corporation, (the “Company” and “Employer”).  The intention of this letter is to complement your Employment Agreement which will outline additional terms and details.

1.	Position: Executive Vice President and Chief Operating Officer (COO)

2.	Base Salary: The annual gross pay for this role is $600,000 USD. You will be paid weekly in U.S. dollars from a U.S. payroll, and as such, you will be subject to applicable taxes and withholdings.

3.	Start Date: March 21, 2025

4.	Reporting To: President & CEO

5.	Location: Houston, Texas

6.	Annual Incentive Plan: In 2025 you shall be eligible to receive a bonus in accordance with the terms set forth in the Company’s Annual Incentive Plan (“AIP”) then in effect at the time of the Bonus issuance with a Target Bonus of one hundred percent (100%) of your Base Salary, as offered by Employer, and as may be modified from time to time. You acknowledge and agree that your participation in the AIP is at the discretion of Employer and the Compensation Committee, and that the Employer and the Compensation Committee reserve the right to modify or cancel participation in the AIP at any time.
7.	Long-Term Incentive Plan: You shall be eligible to receive annual long term incentive equity or equity based awards under the Primoris Services Corporation 2023 Equity Incentive Plan (or any successor equity plan, the “Equity Plan”), subject to approval by the Board or the Compensation Committee and in accordance with the terms and conditions of the Equity Plan and the applicable award agreements thereunder. For 2025 you shall be eligible for an LTIP award of One Million Dollars ($1,000,000). Awards for subsequent years are not guaranteed, and amounts are subject to change.

Please indicate your acceptance of these terms by signing and returning to Rhonda Anderson, CHRO.

Best regards,

Rhonda Anderson

Exhibit 10.2

Rhonda Anderson

CHRO

Primoris Services Corporation

My signature below indicates my acceptance of these terms stated above.

Signature: ________________________ Date: ________________

Jeremy Kinch